Exhibit 99.1

REGEN BIOPHARMA , INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2024
(unaudited)
ASSETS
CURRENT ASSETS
Cash	$716
Accounts Recievable, Related Party	94,873
Note Receivable, Related Party
Prepaid Expenses	59,289
Prepaid Rent	5,000
Total Current Assets	159,878

OTHER ASSETS
Investment Securities, Related Party	17,733
Total Other Assets	17,733

TOTAL ASSETS	$177,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	29,669
Notes Payable	293,819
Accrued payroll taxes	4,241
Accrued Interest	362,533
Accrued Payroll	1,256,630
Other Accrued Expenses	41,423
Bank Overdraft	1,000
Due to Investor	20,000
Unearned Income	1,465,171
Unearned Income ( Related Party)	0
Derivative Liability	1,397,274
Convertible Notes Payable Less unamortized discount	499,880
Convertible Notes Payable, Related Parties Less unamortized discount	0
Total Current Liabilities	5,371,640
Long Term Liabilities:
Convertible Notes Payable, Related Parties Less unamortized discount
Notes Payable	0
Total Long Term Liabilities	0
Total Liabilities	5,371,640

STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock ($.0001 par value) 500,000,000 shares authorized; 5,800,000,000 authorized and 5,258,235 issued and outstanding as of September 30, 2024 and 3,506,366 shares issued and outstanding as of September 30,2023.	527
Preferred Stock, 0.0001 par value, 800,000,000 authorized as of September 30, 2024 and September 30, 2023 respectively
Series A Preferred 739,000,000 authorized as of September 30, 2023 and September 30,2024 10,123,771 outstanding as of September 30, 2024 and 409,551 outstanding as of September 30, 2023	1,011
Series AA Preferred $0.0001 par value 600,000 authorized and 34 and 34 outstanding as of September 30, 2024 and September 30,2023 respectively	0
Series M Preferred $0.0001 par value 60,000,000 authorized and 29,338 outstanding as of September 30, 2023 and 60,000,000 authorized and 29,338 outstanding as of September 30, 2024	3
Series NC Preferred $0.0001 par value 20,000 authorized and 15,007 outstanding as of September 30, 2023 and September 30, 2024	2
Additional Paid in capital	14,684,216
Contributed Capital	736,326
Retained Earnings (Deficit)	(20,616,114)

Total Stockholders’ Equity (Deficit)	(5,194,029)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$177,611

The Accompanying Notes are an Integral Part of These Financial Statements

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

REGEN BIOPHARMA , INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended September 30, 2024
(unaudited)
REVENUES
Revenues	$126,560
Revenues, Related Party	110,000
TOTAL REVENUES	$236,560

COST AND EXPENSES
Research and Development	153,685
General and Administrative	58,922
Consulting and Professional Fees	364,927
Rent	77,215
Total Costs and Expenses	654,749

OPERATING INCOME (LOSS)	$(418,189)

OTHER INCOME & (EXPENSES)
Interest Expense	(72,445)
Interest Expense attributable to Amortrization of Discount	(28,998)
Unrealized Gain ( Loss) on sale of Investment Securites	(204,847)
Derivative Income (Expense)	2,726
Financing Fees	(145,500)
Gain (Loss) on Extinguishment Convertible Debt
TOTAL OTHER INCOME (EXPENSE)	(449,063)

NET INCOME (LOSS)	$(867,252)
NET INCOME (LOSS) attributable to common shareholders	$(867,252)

BASIC AND FULLY DILUTED EARNINGS (LOSS) PER SHARE	$(0.21)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	4110265

The Accompanying Notes are an Integral Part of These Financial Statements

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

REGEN BIOPHARMA , INC.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY ( DEFICIT)

Year Ended September 30, 2024 (unaudited)

		Series A Preferred		Series AA Preferred		Series NC Preferred		Common		Series M Preferred		Additional Paid-in	Retained	Contributed	Accumulated Other Comprehensive
		Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Capital	Income(Loss)	Total
Balance September 30, 2023		409,551	$40	34	$0	15,007	$2	3,506,366	$352	29,338	3	$13,908,141	$(19,748,863)	$736,326		$(5,104,000)
10/13/2023	Common Shares issued for Cash							16,710	2			22,724				22,726
10/27/2023	Common Shares issued for Cash							35,785	4			46,088				46,091
11/10/2023	Common Shares issued for Cash							31,732	3			38,202				38,205
11/27/2023	Common Shares issued for Cash							33,989	3			32,626				32,629
12/11/2023	Common Shares issued for Cash							43,297	4			38,097				38,101
12/20/2023	Common Shares issued for Cash							82,686	8			34,535				34,543
Net Income (Loss) Quarter Ended December 31, 2023													(349,760)			(349,760)
Balance December 31, 2023		409,551	$40	34	$0	15,007		3,750,565	376	29,338	3	14,120,412	(20,098,623)	$736,326		(5,241,463)
1/3/2024	Common Shares issued for Cash							94,883	9			39,629				39,638
1/10/2024	Common Shares issued for Cash							82,643	8			44,288				44,297
2/2/2024	Common Shares issued for Cash							40,229	4			19,609				19,614
2/21/2024	Common Shares issued for Cash							52,569	5			32,356				32,362
3/6/2023	Common Shares issued for Cash							44,503	4			25,278				25,282
3/20/2024	Common Shares issued for Cash							49,230	5			26,776				26,781
Net Income (Loss) Quarter Ended March 31, 2024					-	-	-	-	-	-	-	-	(122,473)			(122,473)
Balance March 31, 2024		409,551	$40	34	$0	15,007		4,114,622	413	29,338	3	14,308,349	(20,221,096)	736,326		(5,175,963)
4/3/2024	Common Shares issued for Cash							52,763	5			25,321				25,326
5/2/2024	Preferred Shares Issued for Services	20,068	2									13,042				13,044
5/29/2024	Common Shares issued for Cash							68,185	7			29,993				30,000
6/7/2024	Common Shares issued for Cash							62,207	6			29,994				30,000
6/20/2024	Common Shares issued for Cash							75,301	8			49,992				50,000
Net Income (Loss) Quarter Ended June 30, 2024													(130,120)			(130,120)
Balance June 30, 2024		429,619	$42	34	$0	15,007		4,373,078	439	29,338	3	14,456,692	(20,351,216)	736,326		(5,157,712)
7/3/2024	Preferred Shares Distributed as dividend	9,694,152	$969									(969)				0
7/12/2024	Common Shares issued for Cash							135,242	14			28,112				28,126
9/4/2024	Common Shares issued for Financing Expenses							500,000	50			145,450				145,500
9/26/2024	Common Shares issued for services							249,915	25			54,931				54,956
													(264,899)			(264,899)
Net Income (Loss) for the Quarter Ended September 30, 2024		10,123,771	$1,011	34	$0	15,007		5,258,235	527	29,338		14,684,216	(20,616,114)	736,326		(5,194,029)

The Accompanying Notes are an Integral Part of These Financial Statements

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

REGEN BIOPHARMA , INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended
September 30, 2024
(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$(867,252)
Adjustments to reconcile net Income to net cash	0
Preferred Stock issued as compensation	5,876
Common Stock issued for Compensation	3,036
Increase (Decrease) in Interest expense attributable to amortization of Discount	28,998
Common Stock issued for Expenses	145,500
Increase (Decrease) in Accounts Payable	(5)
(Increase) Decrease in Accounts Receivable	(94,874)
Increase (Decrease) in accrued Expenses	19,946
(Increase) Decrease in Prepaid Expenses	5,200
Increase(Decrease) in Contributed Capital	0
Increase ( Decrease) in Derivative Expense	(2,726)
Increase ( Decrease) in Unearned Income	(141,687)
(Gain)Loss on forgiveness of Debt	0
Unrealized Loss(Gain) on Investment Securities	204,847
Net Cash Provided by (Used in) Operating Activities	$(693,141)

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (Decrease)in Convertible Notes Payable	(10,000)
Increase (Decrease)in Notes Payable	19,133
Increase ( Decrease) in Common Stock issued for cash	563,686
Net Cash Provided by (Used in) Financing Activities	572,819

Net Increase (Decrease) in Cash	$(120,322)

Cash at Beginning of Period	$121,037

Cash at End of Period	$715

Supplemental Disclosure of Noncash investing and financing activities:
Common shares Issued for Debt
Preferred Shares Issued for Debt
Cash Paid for Interest	$17,500
Common shares Issued for Interest
Preferred Shares issued for Interest

The Accompanying Notes are an Integral Part of These Financial Statements

All stock amounts have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

REGEN BIOPHARMA, INC.

Notes to Condensed Consolidated Financial Statements

As of September 30, 2024

These Notes have been retroactively adjusted to reflect a 1 for 1500 reverse stock split of all issued series of stock effective as of March 6, 2023

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was organized April 24, 2012 under the laws of the State of Nevada

The Company intends to engage primarily in the development of regenerative medical applications which we intend to license from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials.

The Company is currently engaged in actively identifying small molecules that inhibit or express NR2F6 leading to immune cell activation for oncology applications and immune cell suppression for autoimmune disease.

The Company is in the early stages of development of its proposed products and therapies. The Company will be required to obtain approval from the FDA in order to market any of The Company’s products or therapies. No approval has been granted by the FDA for the marketing and sale of any of the Company’s products and therapies and no assurance may be given that any of the Company’s products or therapies will be granted such approval. The Company’s current plans include the development of regenerative medical applications up to the point of successful completion of Phase I and/ or Phase II clinical trials after which the Company would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The Company can provide no assurance that the Company will be able to sell or license any product or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a September 30 year-end.

B. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of KCL Therapeutics, Inc., a Nevada corporation and wholly owned subsidiary of Regen. Significant inter-company transactions have been eliminated.

The Company analyzes the conversion feature of Convertible Notes for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change. The Company values the embedded derivative using the Black-Scholes pricing model.

The Black Scholes pricing model used to determine the Derivative Liability on convertible notes issued by the Company in which an embedded derivative is recognized as of September 30, 2024 utilized the following inputs:

Schedule of Derivative liability
Risk Free Interest Rate	4.74%
Expected Term	(3.78) – (4.41) Yrs
Expected Volatility	1142.86%
Expected Dividends

H. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of September 30, 2024 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward. However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

I. BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

J. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the years ended September 30 , 2023 and 2024

K. NOTES RECEIVABLE

Notes receivable are stated at cost, less impairment, if any.

L. REVENUE RECOGNITION

Sales of products and related costs of products sold are recognized when: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the price is fixed or determinable; and (iv) collectability is reasonably assured. These terms are typically met upon the prepayment or invoicing and shipment of products.

The Company determines the amount and timing of royalty revenue based on its contractual agreements with intellectual property licensees. The Company recognizes royalty revenue when earned under the terms of the agreements and when the Company considers realization of payment to be probable. Where royalties are based on a percentage of licensee sales of royalty-bearing products, the Company recognizes royalty revenue by applying this percentage to the Company’s estimate of applicable licensee sales. The Company bases this estimate on an analysis of each licensee’s sales results. Where warranted, revenue from licensees for contractual obligations such as License Initiation Fees are recognized upon satisfaction of all conditions required to be satisfied in order for that revenue to have been earned by the Company.

M. INTEREST RECEIVABLE

Interest receivable is stated at cost, less impairment, if any.

NOTE 2. RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

As of the fiscal year ending September 30, 2019 the Company has adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606). The guidance in this Update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: Step 1: Identify the contract(s) with a customer. Step 2: Identify the performance obligations in the contract. Step 3: Determine the transaction price. Step 4: Allocate the transaction price to the performance obligations in the contract. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award’s grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity’s liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity’s liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

On January 31, 2013, the FASB issued Accounting Standards Update [ASU] 2013-01, entitled Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. The guidance in ASU 2013-01 amends the requirements in the FASB Accounting Standards Codification [FASB ASC] Topic 210, entitled Balance Sheet. The ASU 2013-01 amendments to FASB ASC 210 clarify that ordinary trade receivables and receivables in general are not within the scope of ASU 2011-11, entitled Disclosure about Offsetting Assets and Liabilities, where that ASU amended the guidance in FASB ASC 210. As those disclosures now are modified with the ASU 2013-01 amendments, the FASB ASC 210 balance sheet offsetting disclosures now clearly are applicable only where reporting entities are involved with bifurcated embedded derivatives, repurchase agreements, reverse repurchase agreements, and securities borrowing and lending transactions that either are offset using the FASB ASC 210 or 815 requirements, or that are subject to enforceable master netting arrangements or similar agreements. ASU 2013-01 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this ASU is not expected to have a material impact on our financial statements.

On February 28, 2013, the FASB issued Accounting Standards Update [ASU] 2013-04, entitled Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The ASU 2013-04 amendments add to the guidance in FASB Accounting Standards Codification [FASB ASC] Topic 405, entitled Liabilities and require reporting entities to measure obligations resulting from certain joint and several liability arrangements where the total amount of the obligation is fixed as of the reporting date, as the sum of the following:

The amount the reporting entity agreed to pay on the basis of its arrangement among co-obligors.

Any additional amounts the reporting entity expects to pay on behalf of its co-obligors.

While early adoption of the amended guidance is permitted, for public companies, the guidance is required to be implemented in fiscal years, and interim periods within those years, beginning after December 15, 2013. The amendments need to be implemented retrospectively to all prior periods presented for obligations resulting from joint and several liability arrangements that exist at the beginning of the year of adoption. The adoption of ASU 2013-04 is not expected to have a material effect on the Company’s operating results or financial position.

On April 22, 2013, the FASB issued Accounting Standards Update [ASU] 2013-07, entitled Liquidation Basis of Accounting. With ASU 2013-07, the FASB amends the guidance in the FASB Accounting Standards Codification [FASB ASC] Topic 205, entitled Presentation of Financial Statements. The amendments serve to clarify when and how reporting entities should apply the liquidation basis of accounting. The guidance is applicable to all reporting entities, whether they are public or private companies or not-for-profit entities. The guidance also provides principles for the recognition of assets and liabilities and disclosures, as well as related financial statement presentation requirements. The requirements in ASU 2013-07 are effective for annual reporting periods beginning after December 15, 2013, and interim reporting periods within those annual periods. Reporting entities are required to apply the requirements in ASU 2013-07 prospectively from the day that liquidation becomes imminent. Early adoption is permitted. The adoption of ASU 2013-07 is not expected to have a material effect on the Company’s operating results or financial position.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company adopted ASU 2016-01 as of the fiscal year ending September 30, 2019.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity, and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year. The Company has adopted ASU 2020-06 as of the Fiscal Year ending September 30, 2022.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $20,616,114 during the period from April 24, 2012 (inception) through September 30, 2024. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On September 12, 2023 the Company entered into a common stock purchase agreement (the “Equity Line Agreement”) with Coventry Enterprises LLC ( “Coventry”) providing for an equity financing facility (the “Equity Line”). The Equity Line Agreement provides that upon the terms and subject to the conditions in the Equity Line Agreement, Coventry is committed to purchase up to Ten Million Dollars ($10,000,000) of shares of common stock, $0.0001 par value per share (the “Common Stock”), over the 36-month term of the Equity Line Agreement (the “Total Commitment”).

Under the terms of the Equity Line Agreement, Coventry will not be obligated to purchase shares of Common Stock unless and until certain conditions are met, including but not limited to a Registration Statement on Form S-1 (the “Registration Statement”) becoming effective which registers Coventry’s resale of any Common Stock purchased by Coventry under the Equity Line.

From time to time over the 36-month term of the Commitment Period ( as such term is defined in the Equity Line Agreement) the Company, in its sole discretion, may provide Coventry with a draw down notice (each, a “Draw Down Notice”), to purchase a specified number of shares of Common Stock (each, a “Draw Down Amount Requested”), subject to the limitations discussed below. The actual amount of proceeds the Company will receive pursuant to each Draw Down Notice (each, a “Draw Down Amount”) is to be determined by multiplying the Draw Down Amount Requested by the applicable purchase price. The purchase price of each share of Common Stock equals 80% of the lowest trading price of the Common Stock during the ten business days prior to the Draw Down Notice date (the “Pricing Period”).

The maximum number of shares of Common Stock requested to be purchased pursuant to any single Draw Down Notice cannot exceed the lesser of (i) 200% of the Average Daily Traded Value ( as such term is defined in the Equity Line Agreement) during the ten business days immediately preceding the Drawdown Notice Date or (ii) $250,000. The Company is prohibited from delivering a Draw Down Notice if the sale of shares of Common Stock pursuant to the Draw Down Notice would cause the Company to issue and sell to Coventry or Coventry to acquire or purchase an aggregate number of shares of Common Stock that would result in Coventry beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock of the Company.

The Company issued Coventry 125,000 shares of its Common Stock in connection with the Equity Line Agreement.

Coventry has agreed that:

(a)	for so long as the market price of the Company’s common stock is above $1.25 per share and

(b)	the Company is in full compliance with all agreements entered into with Coventry and

(c)	and the Company has not issued any common shares at a per share price below $1.50, Coventry will agree to a leak out provision and will not sell more than 10,000 shares of the Commitment shares without permission from the Issuer.

In connection with the Equity Line Agreement the Company also entered into a Registration Rights Agreement, dated September 12, 2023 with Coventry (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale under the Securities Act of 1933 shares issuable in accordance with the Equity Line Agreement as well as the aforementioned 125,000 common shares issued in connection with the Equity Line Agreement in a Registration Statement to be filed with the Securities and Exchange Commission. Up to 1,126,954 Shares of Common Stock were registered for resale under the Securities Act of 1933 pursuant to the Registration Rights Agreement.

During the quarter ended December 31, 2023 the Company issued 244,199 common shares pursuant to the Equity Line Agreement for aggregate cash consideration of $212,296. During the Quarter ended March 31, 2024 the Company issued 364,057 common shares pursuant to the Equity Line Agreement for aggregate cash consideration of $187,937. During the Quarter ended June 30, 2024 the Company issued 258,456 common shares pursuant to the Equity Line Agreement for aggregate cash consideration of $135,326. During the Quarter ended September 30, 2024 the Company issued 135,242 common shares pursuant to the Equity Line Agreement for aggregate cash consideration of $28,126

NOTE 4. NOTES PAYABLE

(a) RELATED PARTY

As of September 30, 2024
David Koos	$1,708
Zander Therapeutics, Inc.	$40,000
Total:	$ 41,708

$1,708 lent to the Company by David Koos is due and payable at the demand of the holder and bears simple interest at a rate of 15% per annum.

$15,000 lent to the Company by Zander Therapeutics, Inc. is due and payable on May 3. 2025 and bears simple interest at a rate of 10% per annum.

$25,000 lent to the Company by Zander Therapeutics, Inc. is due and payable on June 5. 2025 and bears simple interest at a rate of 10% per annum.

Zander Therapeutics, Inc. and the Company are under common control.

(b) NON RELATED PARTY As of September 30, 2024

Bostonia Partners, Inc.	$48,500
Coventry Enterprises LLC	$250,000
Total:	$298,500

$48,500 lent to the Company by Bostonia Partners, Inc is due and payable on March 10, 2024 and bears simple interest at a rate of 10% per annum.

Effective September 4, 2024 the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Coventry Enterprises, LLC (“Coventry”), pursuant to which Coventry Enterprises purchased a 10% unsecured promissory Note (the “Note”) from the Company in the principal amount of $250,000 for consideration of $200,000.

The Note carries “Guaranteed Interest” on the principal amount at the rate of 10% per annum for the ten month term of the Note for an aggregate Guaranteed Interest $25,000. The Principal Amount and the Guaranteed Interest shall be due and payable in ten equal monthly payments $27,500 commencing on November 4, 2024, and continuing on the fourth day of each month thereafter (each, a “Monthly Payment Date”) until paid in full not later than September 4, 2025.

Upon an Event of Default (as such term is defined in the Note) the Note shall become convertible, in whole or in part, into shares of Common Stock at the option of the Holder at price per share equivalent to 90% of the lowest per-share trading price for the 20 Trading Days preceding a Conversion Date.

$152,000 of the proceeds received has been utilized to repay an aggregate of $152,000 of outstanding principal indedebteness and interest due to Coventry by the Company resulting from a $175,000 Note issued to Coventry on September 12, 2023.

In Connection with the Purchase Agreement the Company issued to Coventry 500,000 common shares (“Commitment Shares”). If The Company has satisfied all the terms of the Note without default the Coventry shall, within 10 calendar days thereafter, return to the Company’s treasury for cancellation 350,000 of the Commitment Shares.

NOTE 5. CONVERTIBLE NOTES PAYABLE

On March 8, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 8% per annum. The maturity of the Note is three years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified pursuant to the following terms and conditions:

(a) For the period beginning on the Issue Date and ending 365 days subsequent to the Issue Date (“Year 1”) a 50% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(b) For the period beginning one day subsequent to the final day of Year One and ending 365 days subsequent to Year One (“Year 2”) a 35% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(c) For the period beginning one day subsequent to the final day of Year 2 and ending 365 days subsequent to Year 2 (“Year 3”) a 25% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(d) “Trading Price” means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e. Bloomberg) or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Lender. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Volume” shall mean the number of shares traded on such Trading Day as reported by such Reporting Service. The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Lender’s securities.

The Company shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

Upon closing of a Transaction Event the Lender shall receive 0.10% (one tenth of one percent)of the consideration actually received by the Company from an unaffiliated third party as a result of the closing of a Transaction Event.

“Transaction Event” shall mean either of:

(a) The sale by the Company of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

As of September 30, 2024 $100,000 of the principal amount of the Note remains outstanding.

On April 6, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 8% per annum. The maturity of the Note is three years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified pursuant to the following terms and conditions:

(a) For the period beginning on the Issue Date and ending 365 days subsequent to the Issue Date (“Year 1”) a 50% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or$150 per share (whichever is greater).

(b) For the period beginning one day subsequent to the final day of Year One and ending 365 days subsequent to Year One (“Year 2”) a 35% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(c) For the period beginning one day subsequent to the final day of Year 2 and ending 365 days subsequent to Year 2 (“Year 3”) a 25% discount to the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day (as defined below) period ending on the latest complete Trading Day prior to the Conversion Date or $150 per share (whichever is greater).

(d) “Trading Price” means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Lender (i.e. Bloomberg) or, if the OTCQB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Lender. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Volume” shall mean the number of shares traded on such Trading Day as reported by such Reporting Service. The Conversion Price shall be equitably adjusted for stock splits, stock dividends, rights offerings, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Lender’s securities.

The Company shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

Upon closing of a Transaction Event the Lender shall receive 0.10% (one tenth of one percent) of the consideration actually received by the Company from an unaffiliated third party as a result of the closing of a Transaction Event.

“Transaction Event” shall mean either of:

(a) The sale by the Company of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

As of September 30, 2024 $50,000 of the principal amount of the Note remains outstanding.

On October 31, 2016 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is two years from the issue date.

The Lender shall have the right from time to time to convert all or a part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock and/or Series A Preferred Stock, as such Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Stock shall hereafter be changed or reclassified at a conversion price of $18.75 per share.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

As of September 30, 2024 $50,000 of the principal amount of the Note remains outstanding.

On May 5, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $200,000 for consideration consisting of $200,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is May 5, 2020. The Note is convertible into the Common Shares of Regen at a price per share (“Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $375 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iii) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $75 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company(“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30, 2024 $200,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $798,442 was recognized by the Company as of September 30, 2024.

On December 20, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $100,000 for consideration consisting of $100,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is December 20, 2020. The Note may be converted into the Common Shares of Regen at a price per share (“Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.50 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.5 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30, 2024 $100,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $399,221 was recognized by the Company as of September 30, 2024.

On October 3, 2017 (“Issue date”) the Company issued a Convertible Note (“Note”) in the face amount of $50,000 for consideration consisting of $50,000 cash. The Note pays simple interest in the amount of 10% per annum. The maturity of the Note is October 3, 2020. The Note may be converted into the Common Shares of Regen at a price per share (“Conversion Price”) equivalent to the lower of (a) a 75% discount to the closing price of the common stock of the Company on the trading day immediately prior to the date a conversion notice is given by the Lender to Regen or (b) $37.5 per common share as of the date which is the earlier of:

(i) One day subsequent to the execution of an agreement to a transaction whose completion would result in a “Change of Control” of the Company or KCL Therapeutics. For purposes of this Note, a Change of Control shall be defined as any transaction or series of transactions, whether by merger, sale of substantially all of the assets, or sale or transfer of more than fifty percent (50%) of the outstanding stock of the relevant entity in which the members of the Board of Directors immediately preceding the closing of the Change of Control transaction no longer constitute a majority of the Board of Directors of the surviving entity following the closing of such transaction.

(ii) One day subsequent to the commencement, in compliance with applicable law, of a broad solicitation by a third party to purchase a majority percentage of the Company’s outstanding equity securities for a limited period of time contingent on shareholders of the Company tendering a fixed number of their equity securities (“Tender Offer”).

(iv) One day subsequent to a “Transaction Event”)

Transaction Event” shall mean either of:

(a) The sale by the Company or by KCL Therapeutics , Inc. of the Company’s proprietary NR2F6 intellectual property to an unaffiliated third party

(b) The granting of a license by the Company or by KCL Therapeutics , Inc to an unaffiliated third party granting that unaffiliated third party the right to develop and/or commercialize the Company’s proprietary NR2F6 intellectual property

(v) That date which is twenty four (24) months subsequent to the date of execution of this Note.

The Company shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to the Lender, to prepay the outstanding Note in part or in full, including outstanding principal and accrued interest.

In the event that that the Company exercises its right to prepay the note, or if the Lender chooses not to convert the remaining amount of the note into Common Shares of the company, the Lender shall receive warrants equal to 10% of the Common shares it would have received had the Lender converted the remaining amount of the Note into Common shares of the Company. The warrants shall have a strike price of $37.5 per share.

The warrants shall be exercisable:

In the event that the Company exercises its right to Prepay the Note on or prior to the close of business on the three (3) month anniversary of the date that the Note shall have been prepaid by the Company (“Prepayment Date”)

In the event , part of the outstanding and unpaid principal amount of this Note and any Accrued Interest remains outstanding on the Maturity Date of the Note, or prior to the close of business on the three (3) month anniversary of the Maturity Date of the Note

As of September 30, 2024, $50,000 of the principal amount of the Note remains outstanding.

The Company analyzed the conversion feature of the Note for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the embedded conversion feature should be classified as a liability due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion features. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in the Company’s convertible debt. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change.

The Company values the embedded derivative using the Black-Scholes pricing model and a derivative liability of $199,611 was recognized by the Company as of September 30, 2024.

NOTE 6. RELATED PARTY TRANSACTIONS

On June 23, 2015 the Company entered into an agreement (“Agreement”) with Zander Therapeutics, Inc. (“Zander”) whereby The Company granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by The Company (“ License IP”) for non-human veterinary therapeutic use for a term of fifteen years. Zander is under common control with the Company.

Pursuant to the Agreement, Zander shall pay to The Company one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee which must be paid within 90 days of June 23, 2015 and an annual non-refundable payment of one hundred thousand US dollars ($100,000) on July 15th, 2016 and each subsequent anniversary of the effective date of the Agreement.

The abovementioned payments may be made, at Zander’s discretion, in cash or newly issued common stock of Zander.

Pursuant to the Agreement, Zander shall pay to The Company royalties equal to four percent (4%) of the Net Sales , as such term is defined in the Agreement, of any Licensed Products, as such term is defined in the Agreement, in a Quarter.

Pursuant to the Agreement, Zander will pay The Company ten percent (10%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Zander from sublicensees (excluding royalties from sublicensees based on Net Sales of any Licensed Products for which The Company receives payment pursuant to the terms and conditions of the Agreement).

Zander is obligated pay to The Company minimum annual royalties of ten thousand US dollars ($10,000) payable per year on each anniversary of the Effective Date of this Agreement, commencing on the second anniversary of June 23, 2015. This minimum annual royalty is only payable to the extent that royalty payments made during the preceding 12-month period do not exceed ten thousand US dollars ($10,000).

The Agreement may be terminated by The Company:

If Zander has not sold any Licensed Product by ten years of the effective date of the Agreement or Zander has not sold any Licensed Product for any twelve (12) month period after Zander’s first commercial sale of a Licensed Product.

The Agreement may be terminated by Zander with regard to any of the License IP if by five years from the date of execution of the Agreement a patent has not been granted by the United States patent and Trademark Office to The Company with regard to that License IP.

The Agreement may be terminated by Zander with regard to any of the License IP if a patent that has been granted by the United States patent and Trademark Office to The Company with regard to that License IP is terminated.

The Agreement may be terminated by either party in the event of a material breach by the other party.

On December 17, 2018 Regen Biopharma, Inc.(“Licensor”) , KCL Therapeutics, Inc. (“Assignee”) and Zander Therapeutics, Inc. (“Licensee”) entered into a LICENSE ASSIGNMENT AND CONSENT AGREEMENT whereby, with regards to certain intellectual property which was assigned by Regen Biopharma, Inc.(“Assigned Properties”) to its wholly owned subsidiary KCL Therapeutics, Inc., Licensor hereby transfers and assigns to Assignee all rights, duties, and obligations of Licensor under the Agreement with respect to the Assigned Properties , and Assignee agrees to assume such duties and obligations thereunder and be bound to the terms of the Agreement with respect thereto.

On December 16, 2019 Zander Therapeutics, Inc. (“Zander”), KCL Therapeutics, Inc. (“KCL”) and Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) whereby:

1) Zander shall return for cancellation 194,285,714 shares of the Series A Preferred stock of Regen (“Conversion Shares”) acquired by Zander through conversion of $340,000 of principal indebtedness of a $350,000 convertible note payable issued by Regen to Zander. Subsequent to this event the principal amount due to Zander by Regen pursuant to the Convertible Note shall be $350,000 which shall be applied pursuant to the Agreement.

2) A $35,000 one time charge due to Zander by Regen (“One Time Charge”) shall be applied pursuant to the Agreement.

3) $75,900 of principal indebtedness due to Regen by Zander and $4,328 of accrued but unpaid interest due by Regen to Zander shall be applied pursuant to the Agreement.

No actions were taken by any of the parties to enforce the terms of the Agreement.

On April 15, 2021 the Agreement was amended as follows so that the material terms and conditions shall be:

a) Zander shall not return the Conversion shares for cancellation and the principal indebtedness of the aforementioned convertible note shall not reflect such return

b) As of December 16, 2019 all principal and accrued interest payable by Regen to Zander on that date resulting from Promissory Notes issued by Regen to Zander shall be credited towards amounts due by Zander pursuant to that agreement, as amended, entered into by and between Zander and Regen on June 23, 2015 (“License Agreement”) whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen for non-human veterinary therapeutic use for a term of fifteen years and that License Assignment And Consent agreement entered into by and between Regen, KCL and Zander on December 17, 2018 whereby Regen transferred and assigned to KCL all rights, duties, and obligations of Regen under the License Agreement and KCL agreed to assume such duties and obligations thereunder and be bound to the terms of the License Agreement with respect thereto.

Zander and Regen are under common control.

On September 30, 2018 Regen Biopharma, Inc. (“Regen”) issued a convertible promissory note in the principal amount of $350,000 (“Note”) to Zander Therapeutics, Inc. (“Zander”). Consideration for the Note consisted of $350,000. A onetime interest charge of 10% of the principal amount shall be applied to the principal amount of the Note. The Note is due and payable 24 months from the effective date.

Zander has the right, at any time after the September 30, 2018, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of Series A Preferred stock of Regen as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is the greater of $0.0001 or 60% of the lowest trade price in the 25 trading days previous to the conversion. Zander, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to Regen.

As of June 30, 2024, $0 of the principal amount of the Note remains outstanding and all accrued interest has been paid..

On January 13, 2022 Regen Biopharma, Inc. entered into a sublease agreement with BST Partners (“BST”) whereby Regen Biopharma, Inc. would sublet office space located at 4700 Spring Street, Suite 304, La Mesa, California 91942 from BST on a month to month basis for $5,000 per month beginning January 14, 2022. On April 26, 2024 the Company and BST agreed to amend that sublease agreement as follows:

The Company agreed that in addition to the base rent of $5,000 per month to be paid by the Company to BST the Company shall also reimburse BST for any and all shared expenses as such term is defined within the original lease agreement by and between BST and CIF LaMesa LLP beginning January 1, 2024..

BST Partners is controlled by David Koos who serves as the sole officer and director of Regen Biopharma, Inc.

$1,708 lent to the Company by David Koos, the Company’s sole Board Member and Officer, is due and payable at the demand of the holder and bears simple interest at a rate of 15% per annum.

$15,000 lent to the Company by Zander Therapeutics, Inc. is due and payable on May 3. 2025 and bears simple interest at a rate of 10% per annum.

$25,000 lent to the Company by Zander Therapeutics, Inc. is due and payable on June 5. 2025 and bears simple interest at a rate of 10% per annum.

Zander Therapeutics, Inc. and the Company are under common control.

NOTE 7. STOCKHOLDERS’ EQUITY

The stockholders’ equity section of the Company contains the following classes of capital stock as of September 30 30, 2024:

Common stock, $ 0.0001 par value; 5,800,000,000 shares authorized: 5,258,235 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company’s stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 800,000,000 shares authorized of which 600,000 is designated as Series AA Preferred Stock: 34 shares issued and outstanding as of September 30, 2024, 739,000,000 is designated Series A Preferred Stock of which 10,123,771 shares are outstanding as of September 30, 2024, 60,000,000 is designated Series M Preferred Stock of which 29,338 shares are outstanding as of September 30, 2024, and 20,000 is designated Series NC stock of which 15,007 shares are outstanding as of September 30, 2024..

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

Series AA Preferred Stock

On September 15, 2014 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series AA Preferred Stock” (hereinafter referred to as “Series AA Preferred Stock”).

The Board of Directors of the Company have authorized 600,000 shares of the Series AA Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times seven (7). Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Series A Preferred Stock

On January 15, 2015 the Company filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series A Preferred Stock” (hereinafter referred to as “Series A Preferred Stock”).

The Board of Directors of the Company have authorized 739,000,000 shares of the Series A Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series A Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series A Preferred Stock owned by such holder times one. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by the Corporation, and Series A Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available therefore, non-cumulative cash dividends of $0.01 per quarter. In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock , the holders of Series A Preferred Stock as of the record date established by the Board for such dividend or distribution on the Common Stock shall be entitled to receive, as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had each share of the Series A Preferred Stock been one share of the Common Stock, such Additional Dividends to be payable on the same payment date as the payment date for the Common Stock.

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.01 per share of Series A Preferred (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred held by them.

If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred, then the entire net assets of the Company shall be distributed among the holders of the Series A Preferred, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Board), or both, at the election of the Board.

On January 10, 2017 Regen Biopharma, Inc. (“Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as “Series M Preferred Stock” (hereinafter referred to as “Series M Preferred Stock”).

The Board of Directors of Regen have authorized 60,000,000 shares of the Series M Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series M Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series M Preferred Stock owned by such holder times one. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series M Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series M Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series M Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

On March 26, 2021 Regen Biopharma, Inc. (“Regen”) filed a CERTIFICATE OF DESIGNATION (“Certificate of Designations”) with the Nevada Secretary of State setting forth the preferences rights and limitations of a newly authorized series of preferred stock designated and known as Nonconvertible Series NC Preferred Stock (hereinafter referred to as “Series NC Preferred Stock”).

The Board of Directors of Regen have authorized 20,000 shares of the Series NC Preferred Stock, par value $0.0001. With respect to each matter submitted to a vote of stockholders of Regen, each holder of Series NC Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series NC Preferred Stock owned by such holder times 334. Except as otherwise required by law holders of Common Stock, other series of Preferred issued by Regen, and Series NC Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

The holders of Series NC Preferred Stock shall be entitled receive dividends, when, as and if declared by the Board of Directors in accordance with Nevada Law, in its discretion, from funds legally available therefore

On any voluntary or involuntary liquidation, dissolution or winding up of Regen, the holders of the Series NC Preferred Stock shall receive, out of assets legally available for distribution to Regen’s stockholders, a ratable share in the assets of Regen.

On May 20, 2024 Regen Biopharma, Inc. amended its Certificate of Incorporation adding the following Article 8 which is and reads as follows:

Shares of one class or series of stock may be issued as a share dividend in respect of another class or series.

On May 21 , 2024 the Board of Directors of Regen Biopharma, Inc declared a dividend to all shareholders of record as of June 20,2024 (“Record Date”) to be paid to shareholders on or about July 1, 2024 such dividend to be payable in shares of the Regen’s authorized but unissued Series A Preferred Stock and to consist of two share of Series A Preferred Stock for every one share of Regen Biopharma, Inc. Common Stock owned as of the Record Date, every one share of Regen Biopharma, Inc. Series A Preferred Stock owned as of the Record Date, every one share of Series AA Preferred Stock owned as of the Record Date, every one share of Series M Preferred Stock owned as of the Record Date and every one share of Series NC Preferred Stock owned as of the Record Date.

On July 3, 2024 9,694,152 Series A Preferred Shares were issued as a dividend to the Shareholders of Record.

On September 18, 2024 the Board of Directors of Regen Biopharma, Inc.(“Regen”) declared a dividend to all shareholders of record as of October 17,2024 (“Record Date”) to be paid to shareholders on or about November 1, 2024 such dividend to be payable in shares of the Regen’s authorized but unissued Common Stock and to consist of one share of Common Stock for every one share of Regen Biopharma, Inc. Common Stock owned as of the Record Date, every one share of Regen Biopharma, Inc. Series A Preferred Stock owned as of the Record Date, every one share of Series AA Preferred Stock owned as of the Record Date, every one share of Series M Preferred Stock owned as of the Record Date and every one share of Series NC Preferred Stock owned as of the Record Date

NOTE 8. INVESTMENT SECURITIES, RELATED PARTY

On June 11, 2018 Regen Biopharma, Inc. was paid a property dividend consisting of 470,588 of the common shares of Zander Therapeutics, Inc.

On November 29, 2018 the Company accepted 725,000 shares of the Series M Preferred stock of Zander Therapeutics, Inc. in satisfaction of prepaid rent and accrued interest owed to the Company collectively amounting to $13,124.

On September 30, 2024 the Company revalued 470,588 of the common shares of Zander Therapeutics, Inc. and 725,000 shares of the Series M Preferred stock of Zander Therapeutics, Inc. based on the following inputs:

Fair Value of Intellectual Property	$300,000
Prepaid Expenses	65,661
Due from Employee	0
Note Receivable	40000
Accrued Interest Receivable	35,000
Investment Securities	258,255
Convertible Note Receivable	10,000
Accounts Payable	30,563
Notes Payable	400,000
Accrued Expenses Related Parties	162,011
Notes Payable Related Party	0
Accrued Expenses	647,072
Enterprise Value	1,948,562
Less: Total Debt	(1,239,646)
Portion of Enterprise Value Attributable to Shareholders	$708,916
Fair Value per Shares	$0.0155

The abovementioned constitute the Company’s sole related party investment securities as of September 30, 2024.

As of September 30, 2024:

470,588 Common Shares of Zander Therapeutics, Inc.

Basis	Fair Value	Total Unrealized Gains	Net Unrealized Gain or (Loss) realized during the quarter ended September 30, 2024
$5,741	$6,496	$755	$(0)

725,000 Series M Preferred of Zander Therapeutics, Inc.

Basis	Fair Value	Total Unrealized Loss	Net Unrealized Gain or (Loss) realized during the quarter ended September 30, 2024
$13,124	$11,238	$(1,866)	$(0)

NOTE 9. STOCK TRANSACTIONS

On October 13 2023 the Company issued 16,710 common shares for cash consideration of $22,726.

On October 27 2023 the Company issued 35,785 common shares for cash consideration of $46,091.

On November 10, 2023 the Company issued 31,732 common shares for cash consideration of $38,205.

On November 27, 2023 the Company issued 33,989 common shares for cash consideration of $32,629.

On December 11 2023 the Company issued 43,297 common shares for cash consideration of $38,101.

On December 20, 2023 the Company issued 82,686 common shares for cash consideration of $34,543.

On January 3, 2024 the Company issued 94,883 common shares for cash consideration of $39,638.

On January 10, 2024 the Company issued 82,643 common shares for cash consideration of $44,297.

On February 2, 2024 the Company issued 40,229 common shares for cash consideration of $19,614.

On February 21, 2024 the Company issued 52,569 common shares for cash consideration of $32,362.

On March 6, 2024 the Company issued 44,503 common shares for cash consideration of $25,282.

On March 20, 2024 the Company issued 49,230 common shares for cash consideration of $26,781.

On April 3, 2024 the Company issued 52,763 common shares for cash consideration of $25,326.

On May 2, 2024 the Company issued 20,068 Series A Preferred shares for nonemployee services .

On May 29, 2024 the Company issued 66185 common shares for cash consideration of $30,000.

On June 7, 2024 the Company issued 62,207 common shares for cash consideration of $30,000.

On June 20, 2024 the Company issued 75,301 common shares for cash consideration of $50,000.

On July 3, 2024 9,694,152 Series A Preferred Shares were distributed as a dividend to shareholders.

On July 12, 2024 the Company issued 135,242 common shares for cash consideration of $28,126

On September 4, 2024 , 2024 the Company issued 500,000 common shares as a commitment fee in connection with the issuance of a promissory note in the face amount of $250,000

On September 26,2024 the Company issued 249,915 shares as consideration for nonemployee services.

NOTE 10 INCOME TAXES

As of September 30, 2024

Deferred tax assets:
Net operating tax carry forwards	$4,329,384
Other	(0)
Gross deferred tax assets	4,329,384
Valuation allowance	(4,329,384)
Net deferred tax assets	$(0)

As of September 30 2024 the Company has a Deferred Tax Asset of $4,329,384 completely attributable to net operating loss carry forwards of approximately $20,616,114. The amount and availability of any net operating loss carryforward will be subject to the limitations set forth in the Internal Revenue Code. Such factors as the number of shares ultimately issued within a three-year look-back period; whether there is a deemed more than 50% change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of any net operating loss carryforward.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain.

A corporation is considered to undergo “an ownership change” if, as a result of changes in the stock ownership by “5-percent shareholders” or as a result of certain reorganizations, the percentage of the corporation’s stock owned by those 5-percent shareholders increases by more than 50 percentage points over the lowest percentage of stock owned by those shareholders at any time during the prior three-year testing period. Five-percent shareholders are persons who hold 5% or more of the stock of a corporation at any time during the testing period as well as certain groups of shareholders (based typically on whether they acquired their shares in a single offering or exchange transaction) who are not individually 5-percent shareholders.

As the Company will require cash infusions in order to implement its business plan, and as it is probable, although not guaranteed, that such funding needs may be met through the sale of equity securities to “5-percent shareholders”, the Company recognized a valuation allowance equal to the deferred Tax Asset and the Company recorded a valuation allowance reducing all deferred tax assets to 0.

NOTE 11. SUBSEQUENT EVENTS

On September 18, 2024 the Board of Directors of Regen declared a dividend to all shareholders of record as of October 17,2024 (“Record Date”) to be paid to shareholders on or about November 1, 2024 such dividend to be payable in shares of the Regen’s authorized but unissued Common Stock and to consist of one share of Common Stock for every one share of Regen Biopharma, Inc. Common Stock owned as of the Record Date, every one share of Regen Biopharma, Inc. Series A Preferred Stock owned as of the Record Date, every one share of Series AA Preferred Stock owned as of the Record Date, every one share of Series M Preferred Stock owned as of the Record Date and every one share of Series NC Preferred Stock owned as of the Record Date